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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement No. 333-106544 on Form S-8, Registration Statement No. 333-17821 on Form S-8, Registration Statement No. 333-71483-1 on Form S-8, Registration Statement No. 333-75277 on Form S-8 of Dura Automotive Systems, Inc. (the "Company") of our reports dated July 13, 2007, relating to the consolidated financial statements and financial statement schedule of the Company; which reports include explanatory paragraphs that indicate matters that raise substantial doubt about the Company's ability to continue as a going concern and that the Company filed for Chapter 11 protection under the U.S. Bankruptcy Code, appearing in this Annual Report on Form 10-K of Dura Automotive Systems, Inc. for the year ended December 31, 2006.


                              /s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
July 13, 2007